SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                       CURRENT REPORT PURSUANT TO SECTION
                          13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934.



       Date of report (Date of earliest event reported): February 11, 2002



                           Commission File No. 0-22273




                           Sonic Jet Performance, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


           Colorado                                   84-1383888
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(State or Other Jurisdiction of          (I.R.S. Employer Identification No.)
Incorporation or Organization)


15662 Commerce Lane, Huntington Beach, CA.                            92649
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    (Address of principal executive offices)                     (ZIP Code)


                                 (714) 895-0944
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              (Registrant's Telephone Number, Including Area Code)


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

ITEM 1.           CHANGE IN CONTROL OF REGISTRANT

                           NONE


ITEM  2.          ACQUISITION OR DISPOSAL OF ASSETS

                           NONE


ITEM  3.          BANKRUPTCY OR RECEIVERSHIP

                           NONE


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFIYING ACCOUNTING

                           NONE


ITEM 5.  OTHER EVENTS

                           NONE


ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS


         On February 6, 2002, R. Scott Ervin has been appointed as director to fill the vacancy caused by the resignation of Sheikh Mohammed Al Rashid.

     R. Scott Ervin, age 47, is a graduate of University of California at Santa Cruz (1978 cum laude) and Boston College Law School (1984 cum laude) Mr. Ervin is licensed to practice law in New York and Texas, and is admitted to practice before the United States Federal District Court, Southern District of New York, the United States Court of Appeals for the Second Circuit and the United States Supreme Court. From 1984 to 1991 he worked in New York with the law firm of Burlingham Underwood & Lord and from 1991 to 1999 in Jeddah, Saudi Arabia with the Law Office of Dr. A. Abbar. He currently resides in Austin, Texas where he is in private practice and owns and operates TexBuild, a local construction company (1999 to present).

        While in Jeddah, Mr. Ervin served as the President of the American Businessmen of Jeddah, the local American chamber of commerce affiliated with the United States Chamber of Commerce, as Treasurer and Vice-Chairman for the American Business Council of the Gulf Countries and served of the Board of Governors of the Continental School of Jeddah. He is a Trustee of the McTee Trust (1997 to present) and General Counsel for Syngenium, Inc. a Texas corpora-tion (2001 to present).

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Exhibits:  None


ITEM 8.  CHANGE IN FISCAL YEAR

         None.


ITEM 9.  REGULATION FD DISCLOSURE

         None.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

     SONIC JET PERFORMANCE, INC.

     By: /s/ Madhava Rao Mankal
         -----------------------------------            Date:  March 26, 2002
            Madhava Rao Mankal,
            Chief Financial Officer/Secretary